As filed with the Securities and Exchange Commission on August 9, 2005

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
(Amendment No. 1)
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FIRST CAPITAL BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Georgia	58-2362335
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3320 Holcomb Bridge Road, N.W., Suite A, Norcross, Georgia 30092
(Address of principal executive offices and zip code)

1998 INCENTIVE STOCK OPTION PLAN
(Full Title of the Plans)

H.N. Padget, Jr. 3320 Holcomb Bridge Road, N.W. Suite A Norcross, Georgia 30092
(Name and address of agent for service)

(888) 921-2265
(Telephone number, including area code, of agent for service)

Copy to:
Lyn G. Schroeder
Powell Goldstein LLP
1201 W. Peachtree St., N.W., 14th Floor
Atlanta, Georgia 30309

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered	Per Share	Price	Fee

Common Stock,	160,000	$23.26(2)	$3,721,600(3)	$438.03
$1.00 par value	shares (1)

(1)
Representing 160,000 additional shares to be issued and sold by the Registrant under the 1998 Incentive Stock Option Plan (the “Plan”) and an indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2)	Represents the average of the high and low prices of the Registrant’s common stock as reported by the NASDAQ Over-the-Counter Bulletin Board for August 2, 2005.
(3)	The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

This Registration Statement is being filed to register an additional 160,000 shares of common stock for issuance under the Plan. The contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-108684) are incorporated herein by reference.

Item 8.         Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit
No.	Description

5.1	Opinion of Powell Goldstein LLP with respect to the securities being registered, including consent.

23.1	Consent of counsel (included in Exhibit 5.1).

23.2	Consent of Mauldin & Jenkins, LLC, independent registered accounting firm.

99.1	Amendment to the 1998 Incentive Stock Option Plan (incorporated by reference from Exhibit 10.8.2 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this 8th day of August, 2005.

FIRST CAPITAL BANCORP, INC.

By:	/s/ H.N. Padget, Jr.
H.N. Padget, Jr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Powell Goldstein LLP with respect to the securities being registered, including consent.

23.1	Consent of counsel (included in Exhibit 5.1).

23.2	Consent of Mauldin & Jenkins, LLC, independent registered accounting firm.

99.1	Amendment to the 1998 Incentive Stock Option Plan (incorporated by reference from Exhibit 10.8.2 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005).